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                                                                      EXHIBIT 11

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE
(AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                          THREE MONTHS ENDED            NINE MONTHS ENDED
                                                             SEPTEMBER 30,                 SEPTEMBER 30,
                                                      --------------------------    --------------------------
                                                          1997           1996          1997            1996
                                                      -----------    -----------    -----------    -----------
PRIMARY EARNINGS PER SHARE:
  Common stock outstanding                              9,710,226      9,230,261      9,710,226      9,230,261
  Common stock equivalents:
    Common stock warrants, if dilutive                    174,902        653,603        174,902        653,603
    Common stock options - incremental shares             165,814         71,895        102,332         56,277
                                                      -----------    -----------    -----------    -----------
  Weighted average shares outstanding                  10,050,942      9,955,759      9,987,460      9,940,141
                                                      ===========    ===========    ===========    ===========

  Net income, as adjusted:
     Before extraordinary item                        $     2,825    $     2,530    $     8,447    $     7,684
     Extraordinary item available for common stock            -              -              -              (54)
                                                      -----------    -----------    -----------    -----------
         Net income available for common stock        $     2,825    $     2,530    $     8,447    $     7,630
                                                      ===========    ===========    ===========    ===========

  Primary earnings per share
     Before extraordinary item                        $      0.28    $      0.25    $      0.85    $      0.77
     Extraordinary item available for common stock
                                                              -              -              -              -
                                                      -----------    -----------    -----------    -----------
         Net income available for common stock        $      0.28    $      0.25    $      0.85    $      0.77
                                                      ===========    ===========    ===========    ===========



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